Exhibit 99.2

Pricing Supplement Dated •	Filed pursuant to Rule 424(b)(•)
(To Prospectus dated • , and	Registration Statement Nos.	333-129763 and 333-129763-01
Prospectus Supplement dated •

CUSIP: •

Principal Life Insurance Company
Principal® Life CoreNotes® [(Callable)] (That are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trust • (the “Trust” and “Issuing Entity”)

     The description in this pricing supplement of the particular terms of the Principal® Life CoreNotes® offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount:	Purchasing Agent(s) Discount:

Issue Price:	Original Issue Date:

Net Proceeds to the Trust:	Stated Maturity Date:

Interest Payment Dates:

Initial Interest Payment Dates:

Regular Record Date:	[15 calendar days prior to the Interest Payment Date]

Type of Interest Rate:	☐ Fixed Rate	☐ Floating Rate

Fixed Rate Notes:	☐ Yes	☐ No.	If, Yes,

Interest Rate:

Floating Rate Notes:	☐ Yes	☐ No.	If, Yes,

Regular Floating Rate Notes:	☐ Yes	☐ No.	If, Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Note:	☐ Yes	☐ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Initial Interest Rate, if any:

Initial Interest Reset Date:

“Principal®” is a registered service mark of Principal Financial Services, Inc. and is used under license.
“CoreNotes®” is a registered service mark of Merrill Lynch & Co.

Interest Rate Basis(es). Check all that apply:

☐	CD Rate	☐	Commercial Paper Rate
☐	CMT Rate	☐	Constant Maturity Swap Rate
☐	LIBOR	☐	Federal Fund Open Rate
☐	Federal Funds Rate	☐	Treasury Rates
☐	Prime Rate	☐	Other (See Attached)

If LIBOR:	☐ LIBOR Reuters	☐ LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation Agent:	[Citibank, N.A.]

Exchange Rate Agent:

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Discount Note:	☐ Yes	☐ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Terms of Survivor’s Option:
Annual Put Limitation:		☐ $2,000,000 or 2%; or
☐ $ or %
Individual Put Limitation:		☐ $250,000; or
☐ $
Trust Put Limitation:		☐ $

Redemption:	☐ Yes	☐ No.	If, Yes,
Initial Redemption Date:
Redemption	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment:	☐ Yes	☐ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Securities Exchange Listing:	☐ Yes	☐ No.	If Yes, Name of Exchange:

Authorized Denominations:

Ratings:

The Notes issued under the Program are rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agent(s) Purchasing Notes as Principal:	☐ Yes	☐ No.	If Yes,

Purchasing Agent(s)	Principal Amount

Total:

State of Organization of Trust:	New York

Additional/Other Terms:

Special Tax Considerations:

2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:

Deposit Amount:

Net Deposit:

Effective Date:

Stated Maturity Date:

Specified Currency:

Interest Payment Dates:

Initial Interest Payment Date:

Type of Interest Rate:	☐ Fixed Rate	☐ Floating Rate

Fixed Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,

Interest Rate:

Floating Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,

Regular Floating Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement:	☐ Yes	☐ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Federal Funds Open Rate
	☐ LIBOR	☐ Federal Funds Rate
	☐ Constant Maturity Swap Rate	☐ Treasury Rate
	☐ Prime Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page	☐ LIBOR Moneyline Telerate Page
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Discount Funding Agreement:	☐ Yes	☐ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Terms of Survivor’s Option:
Annual Put Limitation:		☐ $2,000,000 or 2%; or
☐ $ or %
Individual Put Limitation:		☐ $250,000; or
☐ $
Trust Put Limitation:		☐ $

Redemption:	☐ Yes	☐ No.	If, Yes,
Initial Redemption Date:
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment:	☐ Yes	☐ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Witholding Tax (not applicable unless specified):

Ratings: The Funding Agreement issued under the Program is rated AA by S&P. Principal Life expects Funding Agreements to be rated Aa2 by Moody’s.

Additional/Other Terms if any:

Special Tax Considerations:

3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:

Additional/Other Terms: